As filed with the Securities and Exchange Commission on November 12, 1999

                                               Registration No. 333-17229
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                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                  POST EFFECTIVE AMENDMENT NO. 1 TO
                              FORM S-8

                  REGISTRATION STATEMENT UNDER THE
                       SECURITIES ACT OF 1933

                          PEERLESS MFG. CO.
       (Exact Name of Registrant as Specified in Its Charter)

            Texas                                75-0724417
 (State or Other Jurisdiction of              (I.R.S. Employer
  Incorporation or Organization)             Identification No.)

                        2819 Walnut Hill Lane
                        Dallas, Texas  75229
                           (214) 357-6181

  (Address, including Zip Code,  and Telephone Number, including Area
         Code, of Registrant's Principal Executive Offices)
                       _______________________

    PEERLESS MFG. CO. 1995 STOCK OPTION AND RESTRICTED STOCK PLAN
                        (Full Title of Plan)
                       _______________________

          Sherrill Stone                             Copy to:
  President and Chief Executive Officer      R. Clayton Mulford, Esq.
        Peerless Mfg. Co.                      Hughes & Luce, L.L.P.
      2819 Walnut Hill Lane                 1717 Main Street, Suite 2800
       Dallas, Texas  75229                     Dallas, Texas  75201
          (214) 357-6181
  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)
                       _______________________

                   CALCULATION OF REGISTRATION FEE

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                                  Proposed     Proposed
   Title of each      Amount      Maximum      Maximum       Amount of
       class          to be       Offering     Aggregate    Registration
   of Securities   Registered      Price       Offering        Fee(2)
  to be Registered    (1,2)     per Share(3)   Price(3)
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   Common Stock,
  $1.00 par value     120,000      $11.50       $230,000       $63.94
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
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan, as amended.
(2) Includes 100,000 shares of Common Stock originally registered pursuant to our Registration Statement on Form S-8 (File No. 333-17229) as filed with the Securities and Exchange Commission on December 3, 1996. This Amendment No. 1 registers an additional 20,000 shares of Common Stock issuable pursuant to Amendment No. 1 to the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan, and the registration fee is based on the additional securities only. A fee of $386.36 was paid in connection with the initial filing of the registration statement.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on November 8, 1999, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Certain Documents by Reference.

       The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Peerless Mfg. Co. (the "Registrant") are incorporated by reference in this Registration
  Statement:

       (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as amended by our 10-K/A filed October 20, 1999, which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year (the "1999 Form 10-K").

       (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1998 Form 10-K.

       (c) The description of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, dated October 29, 1970, (File Number 05214), including any amendment or report filed for the purpose of updating such description.

       (d) The contents of the Registration Statement on Form S-8 filed by the Registrant on December 3, 1996, Registration No. 333-17229.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Item 8.   Exhibits.
            ---------
  4.1 The Company's Articles of Incorporation, as amended to date (filed as Exhibit 1 to the Company's Registration Statement on Form S-1, Registration No. 2-35767) and amended by the Company's December 12, 1990 Form 8 amending Exhibit 3(a) to the Company's Annual Report on Form 10-K dated June 30, 1990, and incorporated herein by reference.

  4.2 The Company's Bylaws, as amended to date (filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K, dated June 30, 1993, and incorporated herein by reference).

  5.1*           Opinion of Hughes & Luce, L.L.P.

  23.1*          Consent of Grant Thornton, LLP

  23.2*          Consent of Hughes & Luce, L.L.P. (contained in Exhibit
                 5.1)

  24.1*          Power of Attorney (contained in signature page)

  *Filed herewith.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on November 12, 1999.

                                  PEERLESS MFG. CO.



                                  By: /s/ SHERRILL STONE
                                     Sherrill Stone
                                     President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                  Title                         Date
       ---------                  -----                         ----


    /s/ SHERRILL STONE  Chairman of the Board, President  November 12, 1999
     Sherrill Stone        and Chief Executive Officer
                          (Principal Executive Officer)

            *                    Director                 November 12, 1999
    D. D. Battershell

            *                    Director                 November 12, 1999
      Bernard S. Lee

            *                    Director                 November 12, 1999
      J. V. Mariner

            *                    Director                 November 12, 1999
  Donald A. Sillers, Jr.

            *            Chief Financial Officer and      November 12, 1999
     Paul W. Willey          Secretary-Treasurer
                       (Principal Financial Officer and
                        Principal Accounting Officer)


  *By Sherrill Stone, Attorney-in-Fact.